Exhibit 99.3

Amesite CEO Dr. Ann Marie Sastry Appeared Live on Newsy Tonight with Chance Seales on Thursday, August 25 at 8:00 p.m. ET

Founder of the online learning software discussed the effects of the rising costs of education and the critical need to reduce costs with improved online learning that promotes retention and builds skills.

DETROIT, August 26, 2022 (GLOBE NEWSWIRE) -- Amesite Inc. (NASDAQ: AMST), a leading artificial intelligence software company offering a cloud-based learning platform for business and education markets, announces today its CEO, Dr. Ann Marie Sastry, was featured on Newsy Tonight with host Chance Seals, which aired live Thursday, August 25 at 8:00 p.m. ET. The interview can be viewed here.

Dr. Sastry and Mr. Seales discussed the Biden Administration’s student loan forgiveness program, its likely impact on borrowers, and how online learning will reduce costs and increase access. Dr. Sastry also commented on the need for lifelong learning, arming workers with skills that enable them to advance economically.

About Amesite Inc.

Amesite delivers its scalable, customizable, white-labeled online learning platform to universities, businesses, museums, and government agencies, enabling them to deliver outstanding digital learning. Amesite provides a single system that combines eCommerce, instruction, engagement, analytics, and administration using best-in-class infrastructure to serve multi-billion-dollar online learning markets. For more information, visit www.amesite.io.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, the Company’s planned online machine learning platform, the Company’s business plans, any future commercialization of the Company’s online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Christine Petraglia

TraDigital IR

(917) 633-8980